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                                                                      Exhibit 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1988 Fluor Executive Stock Plan of our report dated November 19, 1996, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                              Ernst & Young LLP

Orange County, California
February 14, 1997